                                  EXHIBIT 11
                                  ----------

                          STATEMENT RE COMPUTATION OF
                          ---------------------------

                              PER SHARE EARNINGS
                              ------------------

                                                                      Exhibit 11
                                                                      ----------



                            LIFE TECHNOLOGIES, INC.
            STATEMENT RE COMPUTATION OF PRIMARY PER SHARE EARNINGS
            ------------------------------------------------------
                      for the three and nine months ended
                          September 30, 1996 and 1995
                 (amounts in thousands, except per share data)


                                    Three months ended       Nine months ended
                                       September 30,            September 30,
                                    -------------------      ------------------

                                      1996         1995        1996       1995
                                      ----         ----        ----       ----

Net income                         $ 6,631      $ 5,367      $21,608   $16,603
                                   =======      =======      =======   =======

Weighted average shares
  outstanding                       22,905       22,617       22,857    22,553

Weighted average effect of
  common stock equivalents             669          395          588       297
                                   -------      -------      -------   -------

                                    23,574       23,012       23,445    22,850
                                   =======      =======      =======   =======

Primary net income per share       $  0.28      $  0.23      $  0.92   $  0.73
                                   =======      =======      =======   =======

Prior period share and per share amounts have been adjusted for a 3 for 2 stock split effected on August 28, 1996.

                                                                      Exhibit 11
                                                                      ----------


                            LIFE TECHNOLOGIES, INC.
         STATEMENT RE COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
         ------------------------------------------------------------
                      for the three and nine months ended
                          September 30, 1996 and 1995
                 (amounts in thousands, except per share data)


                                    Three months ended         Nine months ended
                                       September 30,             September 30,
                                    -------------------       ------------------
                                      1996         1995         1996        1995
                                      ----         ----         ----        ----
Net income                         $ 6,631      $ 5,367      $21,608     $16,603
                                   =======      =======      =======     =======

Weighted average shares
  outstanding                       22,905       22,617       22,857      22,553

Weighted average effect of
  common stock equivalents             729          480          750         502
                                   -------      -------      -------     -------

                                    23,634       23,097       23,607      23,055
                                   =======      =======      =======     =======

Fully diluted net income
 per share                         $  0.28      $  0.23      $  0.92     $  0.72
                                   =======      =======      =======     =======

Primary net income per share       $  0.28      $  0.23      $  0.92     $  0.73
                                   =======      =======      =======     =======

Prior period share and per share amounts have been adjusted for a 3 for 2 stock split effected on August 28, 1996.